Exhibit 10.10
Execution Version
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(B) BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Consent and Amendment No. 1 to Credit Agreement
This Consent and Amendment No. 1 (“Amendment”) to the Credit Agreement (as defined below) is made and entered into as of May 21, 2025, by and between Fervo HoldCo LLC (“Borrower”) and Mercuria Energy Trading SA (“Lender”, and together with Borrower, the “Parties” hereto).
WHEREAS, reference is made to the Credit Agreement, dated as of November 20, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). by and between the Borrower and the Lender;
WHEREAS, pursuant to Section 9.1 of the Credit Agreement, a PPA Subsidiary may only become a Released PPA Subsidiary if it satisfies the conditions set forth in Section 9.1 of the Credit Agreement;
WHEREAS, Borrower has requested the consent of the Lender for Cape Generating Station 5 LLC (“Cape 5”) to become a Released PPA Subsidiary without satisfying any of the requirements set forth in Section 9.1 of the Credit Agreement;
WHEREAS, pursuant to (a) Section 6.1(j) of the Credit Agreement, no later than ten (10) Business Days prior to the signing date of any power purchase agreement, Borrower must provide notice that such Loan Party intends to enter into such power purchase agreement, and (b) Section 6.14 of the Credit Agreement, no later than five (5) Business Days after a Subsidiary enters into a power purchase agreement pursuant to Section 7.9(c) of the Credit Agreement, the Borrower shall deliver to the Lender (i) a true, correct and complete copy of such Power Purchase Agreement and any amendments or modifications thereto and (ii) an updated Schedule 5.19 to reflect the most recent Power Purchase Agreement (collectively, the “PPA Covenants”);
WHEREAS, pursuant to Section 6.l(b) of the Credit Agreement, Borrower must deliver a certificate of the Responsible Officer (“Certificate of Compliance”) of the Borrower certifying that, to such Responsible Officer’s knowledge, no Default has occurred;
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, Borrower has requested that the Lender waive any Default or Event of Default arising from a breach of the PPA Covenants caused by Borrower’s entry into that certain Renewable Power Purchase Agreement, dated as of April 1, 2025, by and between Cape Generating Station 5 LLC and Shell Energy North America (US), L.P. (the “Shell PPA”);
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, Borrower has requested the Lender increase the Term Loan Commitment by $60,000,000 (the “Incremental Term Loan Commitment”); and
WHEREAS, the Lender has agreed to consent to the requested consents, waivers, and amendments described herein under the terms and conditions stated herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parties agree as follows:
Section 1.    Definitions and other Interpretive Provisions. Unless otherwise indicated herein, capitalized terms used but not defined herein shall have their respective meanings set forth in the Credit Agreement, after giving effect to this Amendment. The principles of construction and interpretation set forth in Article I (Defined Terms and Interpretations) of the Credit Agreement shall apply to, and are hereby incorporated by reference in, this Amendment.
Section 2.    Amendments. Both Borrower and Lender hereby modify the Credit Agreement as follows, subject to the terms and conditions set forth herein:

(a)Schedule 5.13 is hereby deleted in its entirety and replaced in whole with Exhibit A attached hereto.
(b)The first recital is deleted and replaced entirely with the following text:
“WHEREAS, the Borrower has requested that the Lender extend, and the Lender has agreed to extend, on the terms and conditions set forth in this Agreement and the other Financing Documents, a term facility in an aggregate principal amount of one hundred million dollars ($100,000,000); and”.
(c)The term “Term Loan Commitment” in Section 1.1 is deleted and replaced entirely with the following text:
““Term Loan Commitment” means the obligation of the Lender to make Term Loans to the Borrower up to an aggregate principal amount equal to one hundred million dollars ($100,000,000).”
Section 3.    Consent and Waivers.
(a)Lender hereby consents to Cape 5 becoming a Released PPA Subsidiary as of the Amendment Effective Date without satisfying any of the conditions precedent set forth in Section 9.1 of the Credit Agreement.
(b)Lender hereby waives any Default or Event of Default arising from (i) a breach of the PPA Covenants caused by Borrower’s entry into the Shell PPA and (ii) the delivery of any Certificate of Compliance prior to the Amendment Effective Date that failed to disclose or reflect any Default or Event of Default arising from a breach of the PPA Covenants caused by Borrower’s entry into the Shell PPA.
Section 4.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)the representations and warranties contained in Article V of the Credit Agreement or any other Financing Document are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects as of such date, and after giving effect to such qualification) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects as of such earlier date, and after giving effect to such qualification);
(b)the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary limited liability company action, and do not and will not (i) violate the terms of its Organizational Documents, (ii) violate in any material respect or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material contractual obligation to which it is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject where the failure to make such payment would be reasonably expected to have a Material Adverse Effect or (iii) violate any applicable Law in any material respect;
(c)this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the

Borrower in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at Law;
(d)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment, or for the consummation of the transactions contemplated hereby; and
(e)as of the date hereof (after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing or will result from the execution of this Amendment.
Section 5.    Conditions to Effectiveness. The amendments set forth in Section 2 hereof and the consent and waivers set forth in Section 3 hereof are subject to and shall become effective as of the date (such date, the “Amendment Effective Date”) when:
(a)the Lender has received duly executed counterparts of this Amendment;
(b)the Lender has received a certificate of a Responsible Officer of the Borrower setting forth resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver this Amendment and to perform the transactions contemplated herein and therein; and
(c)the Borrower has paid to the Lender (i) one and a half percent (1.5%) of the Incremental Term Loan Commitment amount and (ii) all reasonable and documented costs and expenses incurred by or on behalf of the Lender (including attorneys’ fees) in connection with the negotiation, preparation, execution and delivery of this Amendment.
Section 6.    Other Provisions.
(a)The Parties agree that all other terms and conditions of the Credit Agreement shall remain in full force and effect, except as modified by this Amendment.
(b)This Amendment is a “Financing Document” for all purposes under the Credit Agreement and each other document. The Borrower, by its signature below, hereby (i) confirms and agrees that each of the Credit Agreement (on and after the Amendment Effective Date, as expressly modified by this Amendment), the Collateral Documents and the other Financing Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (ii) affirms and confirms (A) its obligations under each of the Financing Documents to which it is a party (and, with respect to the Credit Agreement, as modified hereby) and (B) the pledge of and/or grant of a security interest in and Lien on its assets as Collateral (as defined in the Pledge and Security Agreement) to secure its Obligations, all as provided in the Financing Documents as originally executed (and, with respect to the Credit Agreement, as modified hereby), and acknowledges and agrees that such pledge and/or grant continue in full force and effect in respect of, and to secure, its Obligations under the Credit Agreement and the other Financing Documents.
(c)Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the, nor shall it constitute a waiver of any provision of any of the Financing Documents. No failure on the part of the Lender or the Collateral Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under the Credit Agreement or any other Financing Document shall operate as a waiver of such right, remedy, power or privilege, and no single or partial exercise of any right, remedy, power or privilege under the Credit Agreement or any other Financing Document shall preclude any other or further exercise of such right, remedy, power or privilege, or the exercise of any other right, remedy, power or privilege.
(d)Sections 10.2 (Survival of Agreements; Cumulative Nature), 10.7 (Confidentiality), 10.8 (Governing Law; Submission to Process), 10.11 (Severability), 10.13 (Waiver of Jury Trial, Punitive Damages, Etc.), Section 10.15 (Counterparts; Electronic Transmission) and Section 10.16 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement shall be incorporated herein, mutatis mutandis.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on the respective dates indicated below.

Fervo HoldCo LLC		Mercuria Energy Trading SA

By:	/s/ Tim Latimer	By:	/s/ Guillaume Vermersch

Name: Tim Latimer		Name: Guillaume Vermersch

Title: President		Title: Director

Date: May 21, 2025		Date: May 19, 2025

Exhibit A
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Schedule 5.13: Subsidiaries
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